GUARANTY AGREEMENT


     THIS GUARANTY AGREEMENT, dated as of June 24, 1998, is between MCNIC PIPELINE & PROCESSING COMPANY, a Michigan corporation ("Guarantor"), and BEARD TECHNOLOGIES, INC., an
Oklahoma corporation ("Beard").

                                 Recitals

     A. This Guaranty is given to guarantee certain obligations of CRC No. 1 LLC, CRC No. 2 LLC, CRC No. 3 LLC, CRC No. 4 LLC,
CRC No. 5 LLC, and CRC No. 6 LLC, each of which is a Delaware limited liability company (individually, a "Company" and collectively, the "Companies").

     B. Each of the Companies has entered into a Coal Fines Extraction and Beneficiation Agreement dated as of June 24, 1998 (the "Beneficiation Agreement") with Beard, pursuant to which Beard will dredge, extract, beneficiate, and deliver coal fines.

     C. Each of the Companies has entered into an Operation and Maintenance Agreement dated as of June 24, 1998 (the "O&M
Agreement") with Beard, pursuant to which Beard will operate, manage, and maintain a coal briquetting facility that will produce briquettes from the coal fines delivered under the Company's Beneficiation Agreement.

     D. For convenience, the parties entered into a single document as the Beneficiation Agreement, which is to be construed and enforced as six separate Beneficiation Agreements, each of which is between Beard and a different Company; and the parties entered into a single document as the O&M Agreement, which is to be construed and enforced as six separate O&M Agreements, each of which is between Beard and a different Company.

     E. Guarantor is currently a member of each of the Companies.

     F. Beard has requested that Guarantor guarantee the respective obligations of each of the Companies to compensate and reimburse Beard as Operator under the Beneficiation Agreement and under the O&M Agreement, and Guarantor is willing to do so upon the terms and conditions of this Guaranty Agreement.

                                 Agreement

     1. In consideration of the foregoing recitals and for value received, Guarantor hereby unconditionally guarantees the prompt payment of all amounts due and payable to Beard by each of the Companies under Article VII of the Beneficiation Agreement and Article VII of the O&M Agreement.

     2. Guarantor hereby expressly waives (a) notice of the acceptance of this guaranty, (b) notice of the existence or creation of any of the obligations guaranteed hereby, and (c) all presentments, demands for performance, notices of non-performance, protests, and all other notices whatsoever.

     3. No delay or neglect on the part of Beard in the exercise of any right or remedy existing under law or by virtue of this Guaranty Agreement shall operate as a waiver thereof, but such rights and remedies shall continue in full force and effect until specifically waived or released by an instrument executed by Beard. No single or partial exercise by Beard of any right or remedy shall preclude the further exercise thereof or the exercise of any other right or remedy.

     4. The respective obligations of the Companies under the Beneficiation Agreement and the O&M Agreement are several, and nothing in this Guaranty Agreement shall be deemed to make those obligations joint and several.

     5. All notices and other required communications hereunder shall be in writing, addressed as follows:

               If to Guarantor:

               MCNIC Pipeline & Processing Company
               150 West Jefferson Avenue
               Suite 1700
               Detroit, Michigan  48226
               Attention:  William Kraemer
               Facsimile Number:  (313) 256-6918

               If to Beard:

               Beard Technologies, Inc.
               355 William Pitt Way
               Pittsburgh, Pennsylvania 15238
               Attention:  Philip Jamison
               Facsimile Number:  (412) 826-5399

               With copy to:

               Beard Technologies, Inc.
               5600 North May Avenue
               Suite 320
               Oklahoma City, Oklahoma  73112
               Attention:  Herb Mee, Jr.
               Facsimile Number:  (405) 842-9901


Notices shall be given (a) by personal delivery to the other party, (b) by facsimile, with confirmation sent by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All notices shall be effective and deemed delivered (i) if by personal delivery, on the date of delivery if during business hours, otherwise the next business day, (ii) if by facsimile, on the date the facsimile is received if received during business hours, otherwise the next business day and (iii) if solely by mail, upon receipt by the addressee. A party may change its address by notice to the other party.

     6. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render the provision unenforceable in any other jurisdiction.

     7. This Guaranty Agreement shall in all respects be governed by and construed in accordance with the laws of New York, without regard to its choice of law rules, and Guarantor chooses New York law to govern this Guaranty Agreement pursuant to N.Y. Gen. Oblig. Law Section 5-1401 (Consol. 1995).

     8. For convenience, the parties desire to enter into this Guaranty Agreement with respect to the separate payment obligations of all the Companies, and that it be construed and enforced as six separate agreements, each of which shall relate to a different Company. Any breach or default by Guarantor with respect to a Company shall not affect any of the guaranties with
respect to any of the other Companies.   References to a
"Company" or "the Companies" shall be deemed to refer to the applicable Company, and references to other defined terms shall be deemed to refer to such terms insofar as they relate to the applicable Company, as the context requires.

     9. This Guaranty Agreement shall be a continuing, absolute, and unconditional guaranty of Guarantor and shall continue in full force and effect and be binding upon and inure to the benefit of the parties hereto and their successors and assigns and shall continue in effect following Guarantor's disposition of all or any portion of its interest in one or more of the Companies.

     10. Beard agrees that it will accept a substitute guaranty on the same terms and conditions as this Guaranty Agreement from any entity with a credit rating of BBB+ or better upon the request of Guarantor and upon execution of such substitute guaranty Beard shall release Guarantor from any liability hereunder except for compensation that has accrued to Beard under
Article VII of the O&M Agreement and Article VII of the
Beneficiation Agreement through the effective date of such substitute guaranty.

     11. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

     12. Guarantor represents and warrants to Beard that (a) the execution, delivery and performance by it of this Guaranty Agreement are within Guarantor's corporate powers and have been duly authorized by all necessary corporate action on the part of Guarantor, and (b) this Guaranty Agreement constitutes the valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     EXECUTED to be effective as set forth in this Agreement.

                              MCNIC PIPELINE & PROCESSING COMPANY


                              By:    JOSEPH L. ROBERTS
                                     Joseph L. Roberts
                                     President

                              BEARD TECHNOLOGIES, INC.


                              By:   HERB MEE, JR.
                                    Herb Mee, Jr.
                                    Vice President